EXHIBIT 99.1

PRA Reports Fourth Quarter and Full Year 2012 Results

NORFOLK, Va., Feb. 13, 2013 (GLOBE NEWSWIRE) -- Portfolio Recovery Associates, Inc. (PRA), a financial and business services company, today reported its fourth quarter and full year 2012 results.

Fourth Quarter Highlights

  Cash collections of $229.2 million, up 27% from the fourth quarter of 2011.
  Revenues of $154.3 million, up 31%.
  Net income of $35.8 million, up 35%.
  Diluted EPS of $2.10, compared with $1.54 a year ago.
  Annualized return on average equity of 20.6%.
  $199.1 million of portfolio purchases, up from $88.9 million in the fourth quarter of 2011.

For the full year 2012, net income was $126.6 million, compared with $100.8 million in 2011, an increase of 26%. Diluted earnings per share increased from $5.85 in 2011 to $7.39 in 2012. Revenues increased from $458.9 million in 2011 to $592.8 million in 2012.

"PRA again reported record operating results in the fourth quarter and for full year 2012, continuing a trend of strong year-over-year growth," said Steve Fredrickson, chairman, president and chief executive officer, PRA.

"Our financial results were led by increases in cash collections from our receivables portfolios. Cash collections were $908.7 million in 2012, up 29% over 2011. In 2012, we received a record 8 million payments on our debt portfolios. This includes growth in the number of recurring payment plans from customers to eliminate their debt, which provides a low-cost, recurring revenue stream for PRA.  This record level of payments places PRA in an excellent position to continue to prosper in 2013 and beyond," Fredrickson said.

FINANCIAL AND OPERATING REVIEW – FOURTH QUARTER 2012

Revenues

  Revenues were $154.3 million for the quarter, up 31% from a year ago. This was driven by cash receipts of $245.4 million, up 25% from $195.7 million in Q4 2011. PRA defines cash receipts as the total of cash collections and fee income.

Finance Receivables Income and Cash Collections

  Finance receivables income, driven by cash collections from finance receivables, increased 34% to $138.1 million in Q4 2012 from $102.7 million in the year-ago period. Cash collections from finance receivables advanced 27% over Q4 2011, led by increases in core portfolio legal collections. These legal collections increased 49% in Q4 2012 from a year ago, due in part to PRA's expanded focus on collections from customers with an ability to pay back their debt, but who refuse attempts to collect. Bankruptcy portfolio collections and call center collections increased 21% and 19%, respectively.

Cash Collection Source ($ in thousands)	Q42012	Q32012	Q22012	Q12012	Q42011
Call Center & Other Collections	$ 72,624	$ 72,394	$ 73,582	$ 79,805	$ 61,227
External Legal Collections	41,521	39,913	41,464	34,852	26,316
Internal Legal Collections	23,968	25,650	25,361	23,345	17,615
Purchased Bankruptcy Collections	91,098	91,095	92,018	79,994	75,166
Total Cash Collections	$ 229,211	$ 229,052	$ 232,425	$ 217,996	$ 180,324

  In Q4 2012, principal amortization of finance receivables was $91.1 million, or 39.8% of cash collections. This compares with $77.6 million, or 43.0% of cash collections, recorded in the year-earlier quarter. Principal amortization includes net allowance charges of $2.3 million against certain pools of finance receivables accounts recorded in the quarter, compared with $3.1 million recorded in Q4 2011.

Fee Income

  PRA's fee-based businesses generated Q4 2012 fee income of $16.2 million, compared with $15.3 million in the same period a year ago, which accounted for 10% of PRA's total revenues in Q4 2012 compared with 13% a year ago.  Fee income from PRA's UK business acquired in January 2012 more than offset a decrease in fee income from PRA's US fee-based businesses, which continued to be impacted by the economic downturn.  The company anticipates that its U.S. subsidiary, Claims Compensation Bureau, may generate substantially higher fee income during 2013, with a single, large case expected to provide $4 million to $6 million in fees during the first half of the year.

Operating Expenses and Income

  Q4 2012 operating expenses were $94.3 million, up $22.1 million or 31% from the year-earlier quarter. The increase was due in large part to costs associated with business growth, including a $9.1 million increase in personnel-related expenses, an $8.1 million increase in legal costs and fees related to PRA's expanded focus on legal collections, and the inclusion of operating expenses of PRA's U.K. business acquired in January 2012.

  Q4 2012 operating income was $60.0 million, compared with $46.0 million in Q4 2011, an increase of 31%. The operating margin was 38.9% in both quarterly periods.

Balance Sheet and Purchasing

  During the fourth quarter of 2012, PRA invested $199.1 million in portfolio purchases, compared with $88.9 million in the fourth quarter of 2011. Fourth quarter 2012 domestic purchasing volume was $196.5 million, and was comprised of $111.0 million in bankruptcy portfolio purchases and $85.5 million in core portfolio purchases. Fourth quarter 2012 bankruptcy portfolio investment included the acquisition of portfolios from National Capital Management, LLC announced on December 21, 2012. Domestic receivables purchased during the quarter were acquired in 94 portfolios from 15 different sellers.

  Cash balances were $32.7 million as of December 31, 2012.

  As of December 31, 2012, long-term debt was $200.5 million and revolving debt was $127.0 million. Remaining borrowing availability, subject to normal borrowing and collateral provisions, under PRA's credit facility was $273.0 million.

Conference Call Information

PRA will hold a conference call today with investors at 6:15 p.m. ET to discuss its Q4 2012 results. Investors may access the call by calling 888-695-7639 in the U.S. or 970-315-0482 outside the U.S. The conference ID is 92957383. A replay will be available approximately one hour after the call ends and will remain available until February 20, 2013.  Investors may access the replay of the call by calling 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. To access the replay, use the conference ID 92957383. Investors also may listen to the conference call via webcast, both live and archived, at http://ir.PortfolioRecovery.com/events.cfm.

About PRA

Portfolio Recovery Associates, Inc. (Nasdaq:PRAA) is a financial and business services company operating in the U.S. and the U.K. As a leader in the U.S. debt buying industry, PRA returns capital to banks and other creditors that helps expand financial services for consumers. PRA collaborates with its customers to create affordable, realistic debt repayment plans in compliance with consumer protection laws. The company also provides a broad range of fee-based services to local governments and law enforcement, U.S. businesses, institutional investors, global hedge funds, and U.K. banks and creditors.

PRA was recognized as one of Fortune's 100 Fastest Growing Companies in 2012.  The company also was named to Forbes' Top 25 Best Small Companies in America in 2012, and has been annually ranked as one of Forbes' 100 Best Small Companies since 2007.  For more information, visit www.PortfolioRecovery.com.

The Portfolio Recovery Associates logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=13727

About Forward-Looking Statements

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts.   The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Portfolio Recovery Associates, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011

Revenues:
Income recognized on finance receivables, net	$ 138,068	$ 102,743	$ 530,635	$ 401,895
Fee income	16,183	15,344	62,166	57,040

Total revenues	154,251	118,087	592,801	458,935

Operating expenses:
Compensation and employee services	44,849	35,759	168,356	138,202
Legal collection fees	9,153	5,940	34,393	23,621
Legal collection costs	14,619	9,710	72,325	38,659
Agent fees	1,411	1,647	5,906	7,653
Outside fees and services	7,292	5,607	28,867	19,310
Communications	7,073	5,487	29,110	23,372
Rent and occupancy	1,728	1,539	6,781	5,891
Depreciation and amortization	3,681	3,188	14,515	12,943
Other operating expenses	4,456	3,255	16,484	12,416

Total operating expenses	94,262	72,132	376,737	282,067

Gain on sale of property	--	--	--	1,157

Income from operations	59,989	45,955	216,064	178,025

Other income and (expense):
Interest income	2	--	10	7
Interest expense	(1,818)	(2,512)	(9,041)	(10,569)

Income before income taxes	58,173	43,443	207,033	167,463

Provision for income taxes	22,441	16,776	80,934	66,319

Net income	$ 35,732	$ 26,667	$ 126,099	$ 101,144

Adjustment for (loss)/income attributable to redeemable noncontrolling interest	(70)	77	(494)	353

Net income attributable to Portfolio Recovery Associates, Inc.	$ 35,802	$ 26,590	$ 126,593	$ 100,791

Net income per common share attributable to Portfolio Recovery Associates, Inc.:
Basic	$ 2.12	$ 1.55	$ 7.45	$ 5.89
Diluted	$ 2.10	$ 1.54	$ 7.39	$ 5.85

Weighted average number of shares outstanding:
Basic	16,883	17,121	16,997	17,110
Diluted	17,072	17,269	17,123	17,230

Portfolio Recovery Associates, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,	December 31,
ASSETS	2012	2011

Cash and cash equivalents	$ 32,687	$ 26,697
Finance receivables, net	1,078,951	926,734
Accounts receivable, net	10,486	7,862
Property and equipment, net	25,312	25,727
Goodwill	114,688	61,678
Intangible assets, net	20,364	14,596
Other assets	11,668	7,829

Total assets	$ 1,294,156	$ 1,071,123

LIABILITIES AND EQUITY

Liabilities:
Accounts payable and accrued liabilities	$ 52,237	$ 42,660
Net deferred tax liability	185,277	193,898
Line of credit	127,000	220,000
Long-term debt	200,542	1,246

Total liabilities	565,056	457,804

Redeemable noncontrolling Interest	20,673	17,831

Stockholders' equity:
Preferred stock, par value $0.01, authorized shares, 2,000, issued and outstanding shares - 0	--	--
Common stock, par value $0.01, 60,000 authorized shares, 16,909 issued and outstanding shares at December 31, 2012, and 17,134 issued and outstanding shares at December 31, 2011	169	171
Additional paid-in capital	151,216	167,719
Retained earnings	554,191	427,598
Accumulated other comprehensive income	2,851	--
Total stockholders' equity	708,427	595,488

Total liabilities and equity	$ 1,294,156	$ 1,071,123

Portfolio Recovery Associates, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2012	2011
Cash flows from operating activities:
Net income	$ 126,099	$ 101,144
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of share-based compensation	11,282	7,759
Depreciation and amortization	14,515	12,943
Deferred tax (benefit)/expense	(8,634)	28,927
Gain on sale of property	--	(1,157)
Changes in operating assets and liabilities:
Other assets	2,073	(54)
Accounts receivable	(474)	1,070
Accounts payable and accrued liabilities	(13,444)	22,393

Net cash provided by operating activities	131,417	173,025

Cash flows from investing activities:
Purchases of property and equipment	(7,115)	(9,634)
Proceeds from sale of property	--	1,267
Acquisition of finance receivables, net of buybacks	(457,068)	(398,999)
Collections applied to principal on finance receivables	378,049	303,595
Business acquisitions, net of cash acquired	(148,995)	(985)
Proceeds from due from seller	29,548	--

Net cash used in investing activities	(205,581)	(104,756)

Cash flows from financing activities:
Proceeds from exercise of options	--	150
Income tax benefit from share-based compensation	2,138	641
Proceeds from line of credit	294,000	32,000
Principal payments on line of credit	(187,000)	(112,000)
Repurchases of common stock	(22,735)	--
Payments of line of credit origination costs and fees	(4,994)	--
Distributions paid to noncontrolling interest	--	(2,307)
Principal payments on long-term debt	(704)	(1,150)

Net cash provided by/(used in) financing activities	80,705	(82,666)

Effect of exchange rate on cash	(551)	--

Net increase/(decrease) in cash and cash equivalents	5,990	(14,397)

Cash and cash equivalents, beginning of year	26,697	41,094

Cash and cash equivalents, end of year	$ 32,687	$ 26,697

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 9,566	$ 10,280
Cash paid for income taxes	98,738	23,641

Noncash investing and financing activities:
Adjustment of the noncontrolling interest measurement amount	$ (3,597)	$ (4,112)
Distributions payable relating to noncontrolling interest	261	67
Employee stock relinquished for payment of taxes	(3,593)	(257)
Conversion of revolving line of credit to long-term debt	200,000	--

Purchase Price Multiples at December 31, 2012, Entire Domestic Portfolio
($ in thousands)
				Actual Cash
		Total	Net Finance	Collections	Estimated	Total Estimated
Purchase	Purchase	Estimated	Receivables	Including Cash	Remaining	Collections to
Period	Price	Collections	Balance	Sales	Collections	Purchase Price
1996	$ 3,080	$ 10,222	$ --	$ 10,183	$ 39	332%
1997	7,685	25,590	--	25,422	168	333%
1998	11,089	37,582	--	37,178	404	339%
1999	18,898	69,947	--	68,872	1,075	370%
2000	25,020	117,808	--	115,316	2,492	471%
2001	33,481	177,086	--	173,568	3,518	529%
2002	42,325	201,365	--	195,044	6,321	476%
2003	61,448	272,359	--	259,874	12,485	443%
2004	59,176	205,011	--	193,754	11,257	346%
2005	143,168	315,867	8,298	301,186	14,681	221%
2006	107,674	214,994	9,170	199,716	15,278	200%
2007	258,397	507,936	33,314	449,362	58,574	197%
2008	275,165	522,112	55,112	430,738	91,374	190%
2009	281,456	851,686	73,461	599,137	252,549	303%
2010	358,143	942,234	137,577	539,508	402,726	263%
2011	394,198	874,241	255,488	318,030	556,211	222%
2012	518,333	937,983	492,013	74,289	863,694	181%
Total	$ 2,598,736	$ 6,284,023	$ 1,064,433	$ 3,991,177	$ 2,292,846	242%

Purchase Price Multiples at December 31, 2012, Purchased Bankruptcy Portfolio
($ in thousands)
				Actual Cash
		Total	Net Finance	Collections	Estimated	Total Estimated
Purchase	Purchase	Estimated	Receivables	Including Cash	Remaining	Collections to
Period	Price	Collections	Balance	Sales	Collections	Purchase Price
1996-2003	$ --	$ --	$ --	$ --	$ --	0%
2004	7,468	14,501	--	14,402	99	194%
2005	29,301	43,569	56	43,472	97	149%
2006	17,630	31,486	110	31,146	340	179%
2007	78,544	104,796	1,531	102,925	1,871	133%
2008	108,607	175,892	18,488	152,538	23,354	162%
2009	156,053	442,700	44,090	309,083	133,617	284%
2010	209,224	471,459	87,294	269,005	202,454	225%
2011	182,175	290,933	140,044	81,597	209,336	160%
2012	258,317	351,356	251,445	17,388	333,968	136%
Total	$ 1,047,319	$ 1,926,692	$ 543,058	$ 1,021,556	$ 905,136	184%

Purchase Price Multiples at December 31, 2012, Core Portfolio
($ in thousands)
				Actual Cash
		Total	Net Finance	Collections	Estimated	Total Estimated
Purchase	Purchase	Estimated	Receivables	Including Cash	Remaining	Collections to
Period	Price	Collections	Balance	Sales	Collections	Purchase Price
1996	$ 3,080	$ 10,222	$ --	$ 10,183	$ 39	332%
1997	7,685	25,590	--	25,422	168	333%
1998	11,089	37,582	--	37,178	404	339%
1999	18,898	69,947	--	68,872	1,075	370%
2000	25,020	117,808	--	115,316	2,492	471%
2001	33,481	177,086	--	173,568	3,518	529%
2002	42,325	201,365	--	195,044	6,321	476%
2003	61,448	272,359	--	259,874	12,485	443%
2004	51,708	190,510	--	179,352	11,158	368%
2005	113,867	272,298	8,242	257,714	14,584	239%
2006	90,044	183,508	9,060	168,570	14,938	204%
2007	179,853	403,140	31,783	346,437	56,703	224%
2008	166,558	346,220	36,624	278,200	68,020	208%
2009	125,403	408,986	29,371	290,054	118,932	326%
2010	148,919	470,775	50,283	270,503	200,272	316%
2011	212,023	583,308	115,444	236,433	346,875	275%
2012	260,016	586,627	240,568	56,901	529,726	226%
Total	$ 1,551,417	$ 4,357,331	$ 521,375	$ 2,969,621	$ 1,387,710	281%

FINANCIAL HIGHLIGHTS
	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
	2012	2011	Change	2012	2011	Change
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 138,068	$ 102,743	34%	$ 530,635	$ 401,895	32%
Fee income	16,183	15,344	5%	62,166	57,040	9%
Total revenues	154,251	118,087	31%	592,801	458,935	29%
Operating expenses	94,262	72,134	31%	376,737	282,067	34%
Income from operations	59,989	45,953	31%	216,064	178,025	21%
Net interest expense	1,816	2,512	-28%	9,031	10,562	-15%
Net income	35,732	26,666	34%	126,099	101,144	25%
Net income attributable to Portfolio Recovery Associates, Inc.	35,802	26,590	35%	126,593	100,791	26%

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 32,687	$ 26,697	22%	$ 32,687	$ 26,697	22%
Finance receivables, net	1,078,951	926,734	16%	1,078,951	926,734	16%
Goodwill and intangible assets, net	135,052	76,274	77%	135,052	76,274	77%
Total assets	1,294,156	1,071,123	21%	1,294,156	1,071,123	21%
Line of credit and long-term debt	327,542	221,246	48%	327,542	221,246	48%
Total liabilities	565,056	457,804	23%	565,056	457,804	23%
Total equity	708,427	595,488	19%	708,427	595,488	19%

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 229,211	$ 180,324	27%	$ 908,684	$ 705,490	29%
Principal amortization without allowance charges	88,851	74,481	19%	371,497	293,431	27%
Principal amortization with allowance charges	91,142	77,581	17%	378,049	303,595	25%
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	39.8%	43.0%	-8%	41.6%	43.0%	-3%
Excluding fully amortized pools	40.9%	44.9%	-9%	43.0%	45.4%	-5%

ALLOWANCE FOR FINANCE RECEIVABLES (dollars in thousands)
Balance at period-end	$ 93,123	$ 86,571	8%	$ 93,123	$ 86,571	8%
Allowance charge	2,291	3,100	-26%	6,552	10,164	-36%
Allowance charge to period-end net finance receivables	0.21%	0.33%	-37%	0.61%	1.10%	-45%
Allowance charge to net finance receivable income	1.66%	3.02%	-45%	1.23%	2.53%	-51%
Allowance charge to cash collections	1.00%	1.72%	-42%	0.72%	1.44%	-50%

PURCHASES OF FINANCE RECEIVABLES (1) (dollars in thousands)
Purchase price - core	$ 85,476	$ 42,532	101%	$ 259,795	$ 213,389	22%
Face value - core	901,512	829,232	9%	3,581,246	7,900,761	-55%
Purchase price - bankruptcy	111,001	46,360	139%	262,630	195,019	35%
Face value - bankruptcy	946,927	376,094	152%	2,104,977	1,891,595	11%
Purchase price - total	196,477	88,892	121%	522,425	408,408	28%
Face value - total	1,848,439	1,205,326	53%	5,686,223	9,792,356	-42%
Number of portfolios - total	94	83	13%	376	333	13%

ESTIMATED REMAINING COLLECTIONS (1) (in thousands)
Estimated remaining collections - core	$ 1,387,711	$ 1,159,086	20%	$ 1,387,711	$ 1,159,086	20%
Estimated remaining collections - bankruptcy	905,136	794,262	14%	905,136	794,262	14%
Estimated remaining collections - total	2,292,847	1,953,348	17%	2,292,847	1,953,348	17%

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$ 2.10	$ 1.54	36%	$ 7.39	$ 5.85	26%
Weighted average number of shares outstanding - diluted	17,072	17,269	-1%	17,123	17,230	-1%
Shares repurchased	0.1	--	100%	332	--	100%
Average price paid per share repurchased (including acquisitions costs)	$ 93.02	--	100%	$ 68.57	--	100%
Closing market price	$ 106.86	$ 67.52	58%	$ 106.86	$ 67.52	58%

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (2)	20.6%	18.2%	14%	19.6%	18.5%	6%
Return on revenue (3)	23.2%	22.6%	3%	21.3%	22.0%	-3%
Operating margin (4)	38.9%	38.9%	0%	36.4%	38.8%	-6%
Operating expense to cash receipts (5)	38.4%	36.9%	4%	38.8%	37.0%	5%
Debt to equity (6)	46.2%	37.2%	24%	46.2%	37.2%	24%
Number of collectors	2,153	1,658	30%	2,153	1,658	30%
Number of full-time equivalent employees	3,221	2,641	22%	3,221	2,641	22%
Cash receipts (5)	$ 245,394	$ 195,668	25%	$ 970,850	$ 762,530	27%
Line of credit - unused portion at period end	273,000	187,500	46%	273,000	187,500	46%
(1) Domestic portfolio only
(2) Calculated as annualized net income divided by average equity for the period
(3) Calculated as net income divided by total revenues
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals the line of credit balance plus long-term debt

FINANCIAL HIGHLIGHTS
	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 138,068	$ 135,754	$ 132,587	$ 124,226	$ 102,743
Fee income	16,183	14,765	15,298	15,920	15,344
Total revenues	154,251	150,519	147,885	140,146	118,087
Operating expenses	94,262	93,461	93,289	95,725	72,134
Income from operations	59,989	57,058	54,596	44,421	45,953
Net interest expense	1,816	2,189	2,374	2,652	2,512
Net income	35,732	33,127	32,051	25,189	26,666
Net income attributable to Portfolio Recovery Associates, Inc.	35,802	33,314	32,015	25,462	26,590

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 32,687	$ 31,488	$ 42,621	$ 28,068	$ 26,697
Finance receivables, net	1,078,951	973,594	966,508	945,242	926,734
Goodwill and intangible assets, net	135,052	121,623	121,748	124,659	76,274
Total assets	1,294,156	1,169,698	1,173,738	1,142,026	1,071,123
Line of credit and long-term debt	327,542	250,675	292,850	265,936	221,246
Total liabilities	565,056	479,211	520,911	502,531	457,804
Total equity	708,427	670,489	633,446	620,712	595,488

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 229,211	$ 229,053	$ 232,425	$ 217,996	$ 180,324
Principal amortization without allowance charges	88,851	91,736	97,634	93,276	74,481
Principal amortization with allowance charges	91,142	93,299	99,838	93,770	77,581
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	39.8%	40.7%	43.0%	43.0%	43.0%
Excluding fully amortized pools	40.9%	42.0%	44.4%	44.8%	44.9%

ALLOWANCE FOR FINANCE RECEIVABLES (dollars in thousands)
Balance at period-end	$ 93,123	$ 90,832	$ 89,269	$ 87,065	$ 86,571
Allowance charge	2,291	1,563	2,204	494	3,100
Allowance charge to period-end net finance receivables	0.21%	0.16%	0.23%	0.05%	0.33%
Allowance charge to net finance receivable income	1.66%	1.15%	1.66%	0.40%	3.02%
Allowance charge to cash collections	1.00%	0.68%	0.95%	0.23%	1.72%

PURCHASES OF FINANCE RECEIVABLES (1) (dollars in thousands)
Purchase price - core	$ 85,476	$ 52,703	$ 69,512	$ 52,104	$ 42,532
Face value - core	901,512	674,135	1,033,331	972,268	829,232
Purchase price - bankruptcy	111,001	41,277	53,460	56,892	46,360
Face value - bankruptcy	946,927	341,359	448,244	368,447	376,094
Purchase price - total	196,477	93,980	122,972	108,996	88,892
Face value - total	1,848,439	1,015,494	1,481,575	1,340,715	1,205,326
Number of portfolios - total	94	95	105	82	83

ESTIMATED REMAINING COLLECTIONS (1) (in thousands)
Estimated remaining collections - core	$ 1,387,711	$ 1,323,134	$ 1,305,641	$ 1,226,292	$ 1,159,086
Estimated remaining collections - bankruptcy	905,136	791,018	802,353	796,161	794,262
Estimated remaining collections - total	2,292,847	2,114,152	2,107,994	2,022,453	1,953,348

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$ 2.10	$ 1.96	$ 1.87	$ 1.47	$ 1.54
Weighted average number of shares outstanding - diluted	17,072	17,022	17,133	17,267	17,269
Shares repurchased	0	--	300,849	30,600	--
Average price paid per share repurchased (including acquisitions costs)	$ 93.02	$ --	$ 68.62	$ 68.02	--
Closing market price	$ 106.86	$ 104.43	$ 91.26	$ 71.72	$ 67.52

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (2)	20.64%	20.29%	20.34%	16.70%	18.18%
Return on revenue (3)	23.16%	22.01%	21.67%	17.97%	22.58%
Operating margin (4)	38.89%	37.91%	36.92%	31.70%	38.91%
Operating expense to cash receipts (5)	38.41%	38.33%	37.66%	40.92%	36.87%
Debt to equity (6)	46.24%	37.39%	46.33%	42.84%	37.15%
Number of collectors	2,153	1,992	1,952	1,934	1,658
Number of full-time equivalent employees	3,221	3,103	3,032	3,014	2,641
Cash receipts (5)	$ 245,394	$ 243,818	$ 247,723	$ 233,916	$ 195,668
Line of credit - unused portion at period end	273,000	214,450	166,450	142,500	187,500
(1) Domestic portfolio only
(2) Calculated as annualized net income divided by average equity for the period
(3) Calculated as net income divided by total revenues
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals the line of credit balance plus long-term debt

CONTACT: Rick Goulart
         Vice President, Corporate Communications
         757-961-3525
         RickGoulart@PortfolioRecovery.com